AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
ON FEBRUARY 6, 2015

Registration Statement File No. 333-05155
Registration Statement File No. 333-07561
Registration Statement File No. 333-07563
Registration Statement File No. 333-07565
Registration Statement File No. 333-53769
Registration Statement File No. 333-53777
Registration Statement File No. 333-77031
Registration Statement File No. 333-44998
Registration Statement File No. 333-64830
Registration Statement File No. 333-64838
Registration Statement File No. 333-90946
Registration Statement File No. 333-125384
Registration Statement File No. 333-160390
Registration Statement File No. 333-175321

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-05155
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-07561
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-07563
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-07565
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-53769
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-53777
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-77031
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-44998
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-64830
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-64838
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-90946
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-125384
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-160390
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-175321

UNDER
THE SECURITIES ACT OF 1933

 SAPIENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	04-3130648
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

131 Dartmouth Street Boston, MA	02166
(Address of Principal Executive Offices)	(Zip Code)

1996 Employee Stock Purchase Plan
1996 Director Stock Option Plan
1992 Stock Plan
1996 Equity Stock Incentive Plan
1998 Stock Incentive Plan
Adjacency, Inc. 1998 Stock Option Plan
Human Code, Inc. 1994 Stock Option/Stock Issuance Plan
2001 Stock Option Plan
2002 Employee Stock Purchase Plan
2005 Employee Stock Purchase Plan
Inducement Grant Outside of a Plan
2011 Incentive Plan
(Full Titles of Plans)

Joseph A. LaSala, Jr.
Senior Vice President
General Counsel & Secretary
Sapient Corporation
131 Dartmouth Street
Boston, MA 02116
(617) 621-0200
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:
Adam O. Emmerich, Esq.
Edward J. Lee, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
(212) 403-1000

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

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DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (collectively the “Registration Statements”) of Sapient Corporation, a Delaware corporation (the “Company”), filed by the Company with the United States Securities and Exchange Commission (the “SEC”):

•
Registration No. 333-05155, registering 150,000 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) issuable under the 1996 Employee Stock Purchase Plan, as previously filed with the SEC on June 4, 1996;

•	Registration No. 333-07561, registering 30,000 shares of Common Stock issuable under the 1996 Director Stock Option Plan, as previously filed with the SEC on July 3, 1996;

•	Registration No. 333-07563, registering 1,386,155 shares of Common Stock issuable under the 1992 Stock Plan, as previously filed with the SEC on July 3, 1996;

•	Registration No. 333-07565, registering 2,400,000 shares of Common Stock issuable under the 1996 Equity Stock Incentive Plan, as previously filed with the SEC on July 3, 1996;

•	Registration No. 333-53769, registering 2,000,000 shares of Common Stock issuable under the 1998 Stock Incentive Plan, as previously filed with the SEC on May 28, 1998;

•	Registration No. 333-53777, registering 360,000 shares of Common Stock issuable under the 1996 Employee Stock Purchase Plan, as previously filed with the SEC on May 28, 1998;

•	Registration No. 333-77031, registering 63,254 shares of Common Stock issuable under the Adjacency, Inc. 1998 Stock Option Plan, as previously filed with the SEC on April 26, 1999;

•	Registration No. 333-44998, registering 488,040 shares of Common Stock issuable under the Human Code, Inc. 1994 Stock Option/Stock Issuance Plan, as previously filed with the SEC on August 31, 2000;

•	Registration No. 333-64830, registering 12,000,000 shares of Common Stock issuable under the 2001 Stock Option Plan, as previously filed with the SEC on July 10, 2001;

•	Registration No. 333-64838, registering 960,000 shares of Common Stock issuable under the 1996 Employee Stock Purchase Plan, as previously filed with the SEC on July 10, 2001;

•	Registration No. 333-90946, registering 2,700,000 shares of Common Stock issuable under the 2002 Employee Stock Purchase Plan, as previously filed with the SEC on June 21, 2002;

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•	Registration No. 333-125384, registering 2,074,000 shares of Common Stock issuable under the 2005 Employee Stock Purchase Plan, as previously filed with the SEC on May 31, 2005;

•	Registration No. 333-160390, registering 756,432 shares of Common Stock issuable under the Inducement Grant Outside of a Plan, as previously filed with the SEC on July 1, 2009; and

•	Registration No. 333-175321, registering 13,075,979 shares of Common Stock issuable under the 2011 Incentive Plan, as previously filed with the SEC on July 1, 2011.

On February 6, 2015, pursuant to an Agreement and Plan of Merger, dated as of November 1, 2014 (the “Merger Agreement”), among Sapient Corporation, a Delaware corporation (the “Company”), Publicis Groupe S.A., a French société anonyme (“Parent”), and 1926 Merger Sub Inc., a Delaware corporation and wholly owned indirect subsidiary of Parent (“Purchaser”), Purchaser merged with and into the Company, with the Company surviving as a wholly owned indirect subsidiary of Parent (the “Merger”).

As a result of the Merger, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statements.  In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offerings, the Company hereby removes from registration any and all of such securities of the Company registered but unsold under the Registration Statements.  The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on this 6th day of February, 2015.

SAPIENT CORPORATION

By:	/s/ Joseph A. LaSala, Jr.
Joseph A. LaSala, Jr.
Senior Vice President, General Counsel and
Secretary

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

[Signature Page to Post-Effective Amendment to Form S-8]